UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2017

(Exact Name of Registrant as Specified in Charter)

001-11302

(Commission File Number)

OHIO	34-6542451
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 6, 2017, the KeyCorp Board of Directors (the “Board”) appointed Christopher M. Gorman, formerly Merger Integration Executive, as Vice Chairman and President of Banking responsible for overseeing the Key Corporate Bank and Key Community Bank segments.

From 2016 to 2017, Mr. Gorman, age 56, served as Merger Integration Executive responsible for leading the integration efforts related to KeyCorp’s merger with First Niagara Financial Group, Inc. Prior to that, Mr. Gorman was the President of Key Corporate Bank from 2010 to 2016.

In addition, the Board appointed Donald R. Kimble as Vice Chairman. Mr. Kimble will also continue his current role as Chief Financial Officer.

A copy of the press release announcing the officer appointments is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Exhibits

99.1	Press release dated June 8, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KeyCorp

Date: June 8, 2017	/s/ Paul N. Harris
By: Paul N. Harris
Secretary and General Counsel